UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NUBURU, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NUBURU, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 12, 2026

To the Stockholders of Nuburu, Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Nuburu, Inc., a Delaware corporation (the “Company”), to be held at the Company’s offices at 44 Cook Street, Suite 100, Denver, CO 80206 on March 12, 2026 at 9:00 a.m., Mountain Time, for the following purposes:

1.
To approve, for purposes of complying with the NYSE American listing rules, the issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock (the “Share Cap”) in connection with the issuance of warrants in a private placement that closed on December 17, 2025;
2.
To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 900,000,000 shares to 2,000,000,000 shares;
3.
To approve an amendment to the Company’s Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect one or more reverse stock splits;
4.
To approve the issuance of up to $100 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% to the market price of the Company’s common stock;
5.
To approve the issuance of 6,086,957 shares of common stock to S.F.E. Equity Investments S.a.r.l.;
6.
To approve the issuance of 50,000,000 shares of common stock to a related party in exchange for acquiring the remaining equity interests in Orbit S.r.l.;
7.
To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum; and
8.
To transact such other business as may properly come before the Special Meeting.

The Board has fixed the close of business on February 11, 2026 (the “Record Date”) as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponements thereof. Please review in detail the proxy statement for a more complete statement of matters to be considered at the Special Meeting.

We will mail proxy materials on or about February [ ], 2026 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about February [ ], 2026.

It is important that your shares be represented and voted whether or not you plan to attend the Special Meeting. You may vote on the internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the internet, by telephone or by written proxy will ensure your shares are represented at the Special Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our Board has determined that the matters to be considered at the Special Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, our Board unanimously recommends a vote “FOR” each matter to be considered.

By order of the Board,

/s/ Alessandro Zamboni
Alessandro Zamboni
Executive Chairperson

Denver, Colorado

February [ ], 2026

You are cordially invited to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, PLEASE VOTE YOUR SHARES IN ADVANCE. You may vote your shares in advance of the Special Meeting via the internet, by telephone, or by mailing the completed proxy card. Voting instructions are printed on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 12, 2026

Our proxy statement for the Special Meeting and proxy card are also available free of charge at www.proxydocs.com/BURU

TABLE OF CONTENTS

Page

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	4

PROPOSAL NO. 1 — TO APPROVE, FOR PURPOSES OF COMPLYING WITH THE NYSE AMERICAN LISTING RULES, THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK IN CONNECTION WITH THE ISSUANCE OF WARRANTS IN THE PRIVATE PLACEMENT THAT CLOSED ON DECEMBER 17, 2025	8

PROPOSAL NO. 2 – TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 900,000,000 SHARES TO 2,000,000,000 SHARES	10

PROPOSAL NO. 3 – TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AND AUTHORIZE THE BOARD OF DIRECTORS, TO EFFECT ONE OR MORE REVERSE STOCK SPLITS	13

PROPOSAL NO. 4 – TO APPROVE THE ISSUANCE OF UP TO $100 MILLION OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES MAY BE OFFERED MAY BE EQUIVALENT TO A DISCOUNT OF UP TO 30% TO THE MARKET PRICE OF THE COMPANY’S COMMON STOCK	18

PROPOSAL NO. 5 – TO APPROVE THE ISSUANCE OF 6,086,957 SHARES OF COMMON STOCK TO S.F.E. EQUITY INVESTMENTS S.A.R.L.	20

PROPOSAL NO. 6 – TO APPROVE THE ISSUANCE OF 50,000,000 OF COMMON STOCK TO A RELATED PARTY IN EXCHANGE FOR ACQUIRING THE REMAINING EQUITY INTERESTS IN ORBIT S.R.L.	23

PROPOSAL NO. 7 – TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING FROM TIME TO TIME, TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, UNDER CERTAIN CIRCUMSTANCES, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS, IN THE EVENT THE COMPANY DOES NOT RECEIVE THE REQUISITE STOCKHOLDER VOTE TO APPROVE SUCH PROPOSALS OR ESTABLISH A QUORUM	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27

ADDITIONAL INFORMATION	29

WHERE YOU CAN FIND MORE INFORMATION	30

APPENDIX A – FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION FOR INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	A-1

APPENDIX B – FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION FOR REVERSE STOCK SPLIT	B-1

NUBURU, INC.

44 Cook Street, Suite 100

Denver, CO 80206

SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Nuburu, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), on or about February [ ], 2026, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the Company’s offices at 44 Cook Street, Suite 100, Denver, CO 80206 on March 12, 2026 at 9:00 a.m., Mountain Time, and any adjournment or postponements thereof.

Holders of record of outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at the close of business on February 11, 2026 (the “Record Date”), along with holders of outstanding convertible securities whose terms permit voting on an as-converted basis, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponements thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on the Record Date.

QUESTIONS AND ANSWERS ABOUT THE

PROXY MATERIALS AND OUR SPECIAL MEETING

How do I attend, participate in, and ask questions during the Special Meeting?

The Special Meeting will start at 9:00 a.m., Mountain Time, on March 12, 2026. In order to enter the Special Meeting, you will need the 16-digit control number, which is included on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.”

Who is entitled to vote at the meeting?

Our common stockholders of record at the close of business on February 11, 2026, the Record Date for the meeting, are entitled to receive notice of and to participate in the Special Meeting. If you were a common stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. In addition, holders of convertible securities whose terms permit voting on an as-converted basis (the “As-Converted Voting Securities”), are entitled to vote at the Special Meeting subject to any restrictions on voting contained in the terms of such convertible securities, together with the holders of Common Stock as a single class. On the Record Date, there were [ ] shares of Common Stock outstanding entitled to vote at the Special Meeting. In addition, [ ] shares underlying As-Converted Voting Securities may elect to vote under the terms of such As-Converted Voting Securities.

How do I vote?

•
For all of the Proposals, you may vote “For,” “Against” or “Abstain.”

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Special Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•
To vote over the Internet prior to the Special Meeting, follow the instructions provided on the proxy card that you receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
•
To vote by telephone, call the toll-free number found on the proxy card you receive by mail or e-mail.
•
To vote by mail, complete, sign and date the proxy card you receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Special Meeting, we will vote your shares as you direct.

Even if you plan to participate in the Special Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Special Meeting. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on March 11, 2026. Even if you have submitted your vote before the Special Meeting, you may still attend the Special Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form.

Can I revoke my proxy and change my vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•
You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•
You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 44 Cook Street, Suite 100, Denver, CO 80206.
•
You may attend the Special Meeting and vote in person at the Special Meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker (or bank or other nominee) and in accordance with its procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Alessandro Zamboni, our Executive Chairperson and Co-Chief Executive Officer (“Co-CEO”), and Dario Barisoni, our Co-CEO, have been designated as the proxy holders for the Special Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Special Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of the voting power of one-third of the shares of Common Stock issued and outstanding and entitled to vote are present or represented by proxy at the Special Meeting. On the Record Date, there were [ ] shares of Common Stock outstanding. In addition, holders of As-Converted Voting Securities would be able to vote up to [ ] shares if they elect to vote on an as-converted basis.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chair of the Special Meeting or one-third of the voting power of the stockholders entitled to vote at the Special Meeting, present or represented by proxy, may adjourn the Special Meeting to another time or place.

What vote is required to approve each item?

Proposal Nos. 1, 2, 3, 4, 5, 6 and 7. The vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve each of these proposals.

What are the recommendations of the Board?

The Board recommends a vote “FOR” Proposal Nos. 1, 2, 3, 4, 5, 6 and 7. If you sign and return your proxy card but do not specify how you want your shares voted, the persons named as the proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

The Board does not know of any other matters that may be brought before the Special Meeting. In the event that any other matter should properly come before the Special Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

What are the effects of broker non-votes?

A broker “non-vote” generally occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received instructions as to such proposal from the beneficial owner and does not have discretionary power to vote on such proposal. Broker non-votes for Proposal Nos. 1, 2, 3, 4, 5 and 6 will not effect voting on the proposals. There will not be broker non-votes with respect to Proposal No. 7 since brokers have discretionary power to vote on such proposal.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items. We believe that the proposals to be considered at the Special Meeting, except for Proposal No. 7, are non-routine matters under applicable rules. Accordingly, we believe your broker, bank, or other holder of record will not have discretion to vote your shares on the proposals, except for Proposal No. 7, in which case, if you do not instruct your broker how to vote with respect to each proposal (other than Proposal No. 7), your broker may not vote with respect to such proposal. However, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the New York Stock Exchange, which regulates broker-dealers and their discretion to vote on stockholder proposals. In the event that it is determined that a different voting standard applies to a particular proposal or that the status of a matter as either “routine” or “non-routine” should be changed, the Company will file supplemental proxy materials with the SEC to notify you regarding such matters.

How are abstentions treated?

Abstentions will have no effect on Proposal Nos. 1, 2, 3, 4, 5, 6 and 7.

How can I contact the Company’s transfer agent?

You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (206) 406-5789, or by writing Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, NY

10004-1561. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.continentalstock.com.

Who pays for costs relating to the proxy materials and the Special Meeting of Stockholders?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Special Meeting of Stockholders, and the enclosed proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

Where can I find the voting results of the Special Meeting?

We intend to disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the meeting.

PROPOSAL NO. 1 – TO APPROVE, FOR PURPOSES OF COMPLYING WITH THE NYSE AMERICAN LISTING RULES, THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE SHARE CAP IN CONNECTION WITH THE ISSUANCE OF WARRANTS IN A PRIVATE PLACEMENT THAT CLOSED ON DECEMBER 17, 2025

On December 17, 2025, we completed a $25 million financing transaction (the “YA Financing”) in accordance with a Securities Purchase Agreement (the “Purchase Agreement”), dated December 13, 2025, with YA II PN, LTD. (the “Purchaser”), pursuant to which, in exchange for an aggregate capital infusion of $23,250,000 (the “Purchase Price”) from the Purchaser, we issued to the Purchaser (i) a debenture (the “Debenture”) in the aggregate principal amount of $25,000,000, (ii) warrants (the “Series 1 Warrants”) to purchase up to 80,000,000 shares of Common Stock (the “Series 1 Warrant Shares”) for an exercise price of $0.01 per share, (iii) warrants (the “Series 2 Warrants”) to purchase up to 100,000,000 shares of Common Stock (the “Series 2 Warrant Shares”) for an exercise price of $0.25 per share, (iv) warrants (“Series 3 Warrants”) to purchase up to 25,000,000 shares of Common Stock (the “Series 3 Warrant Shares”) for an exercise price of $0.375 per share, and (v) warrants (the “Series 4 Warrants” and together with the Series 1 Warrants, the Series 2 Warrants, and the Series 3 Warrants, collectively, the “Warrants”) to purchase up to 25,000,000 shares of Common Stock (the “Series 4 Warrant Shares,” and together with the Series 1 Warrant Shares, the Series 2 Warrant Shares, and the Series 3 Warrant Shares, the “Warrant Shares”) for an exercise price of $0.47 per share. The Debenture has a maturity date of December 16, 2026 and an annual interest rate equal to 8.00%, which interest rate will increase to 18.00% upon an event of default for so long as such event remains uncured. The first installment payment under the Debenture will be due on the 91st day following December 17, 2025, the date of issuance of the Debenture.

We are required to obtain stockholder approval in order to issue Warrant Shares to the Purchaser in amounts that exceed the NYSE Share Cap as of immediately prior to the execution of the Purchase Agreement. We may at our option, upon 10 days’ notice, require the Purchaser to exercise Series 2 Warrants, Series 3 Warrants, or Series 4 Warrants for the applicable cash purchase price, so long as stockholder approval of issuances of Common Stock above the NYSE Share Cap has been obtained, the Warrant Shares have been registered for public resale, the volume weighted average price of the shares of Common Stock is 150% or greater than the applicable exercise price for 30 consecutive trading days, and the amount exercised would not exceed 5% of the aggregate share volume traded during such period.

We and the Purchaser also entered into a registration rights agreement pursuant to which we agreed to file a registration statement with the SEC covering the public resale of the Warrant Shares and agreed not to file other registration statements, with certain exceptions, until all of the Warrant Shares were registered for resale. Solely in the event that a registration statement covering the resale of the Warrant Shares is not available for the resale of such Warrant Shares, the Purchaser will be permitted to exercise the Warrants on a cashless basis. On December 23, 2025, we filed a registration statement on Form S-1 (Registration No. 333-292426) (the “YA Warrants Form S-1”) with the SEC to register the resale by the Purchaser of up to 230 million shares of Common Stock issued pursuant to the Warrants. The YA Warrants Form S-1 was declared effective by the SEC on January 7, 2026.

Pursuant to the Purchase Agreement, subject to certain exceptions, without the prior written consent of the Purchaser, we may not enter into Variable Rate Transactions (as defined in the Purchase Agreement) until the Debenture has been repaid in full. The Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations, closing conditions and termination provisions.

The Warrants provide a beneficial ownership limitation (the “Beneficial Ownership Limitation”) that limits the number of shares the holder and its affiliates may beneficially own at any one time to less than 4.99% of the number of shares of Common Stock then outstanding. Consequently, the number of shares of Common Stock that the holder may beneficially own in compliance with the Beneficial Ownership Limitation may increase over time as the number of outstanding shares of Common Stock increases over time. In addition, the holder may sell some or all of the shares received upon exercise of the Warrants, permitting the holder to acquire additional shares in compliance with the Beneficial Ownership Limitation.

The issuance of the Warrants and underlying Common Stock will not affect the rights of the holders of outstanding shares of Common Stock, but such issuances will have a dilutive effect on the existing stockholders.

Additional information regarding the transactions described in this Proposal No. 1 can be found in the Current Report on Form 8-K filed by the Company on December 18, 2025.

Reasons for Requesting Stockholder Approval

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value. The terms of the transaction documents for the YA Financing also require that we seek and obtain such stockholder approval.

Without obtaining stockholder approval, we may issue up to 19.9% of the shares of our issued and outstanding Common Stock immediately prior to the execution of the Purchase Agreement, which would be a limit of 87,554,069 shares of Common Stock with respect to shares issuable under the Warrants. If stockholder approval of this proposal is received, and not taking into account any Beneficial Ownership Limitations in the transaction documents for the YA Financing, we would issue a total of 230 million shares to the Purchaser.

The Board has determined that the issuance of the Warrants described in this Proposal No. 1 and the issuance of shares of Common Stock on exercise of the Warrants is in the best interests of the Company and its stockholders because of our critical need to obtain additional financing in order to pursue our Transformation Plan (as defined below) and achieve commercialization.

Possible Effects of Disapproval of this Proposal

If we fail to obtain the approval of our stockholders as required by NYSE American, we would only be able to issue up to 87,554,069 shares of Common Stock to the Purchaser for proceeds of $2.7 million; whereas, if we receive approval to issue all of the Warrant Shares at the applicable exercise prices, we would potentially receive estimated proceeds of $47 million, assuming the cash exercise price is paid for the remaining Warrant Shares.

Our ability to successfully implement our Transformation Plan, achieve commercialization, and ultimately generate value for stockholders is dependent on our ability to raise capital. If we are unsuccessful in raising capital through the issuance of the Warrant Shares above the NYSE Share Cap, we may be required to curtail our business plans, reduce operating expenses, dispose of assets, or seek extended terms on existing obligations, among other things.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE SHARE CAP IN CONNECTION WITH THE ISSUANCE OF WARRANTS IN THE YA FINANCING THAT CLOSED ON DECEMBER 17, 2025

Proposal No. 2 – TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 900,000,000 SHARES TO 2,000,000,000 SHARES

Our Certificate of Incorporation currently authorizes the issuance of up to 900,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). Our board has approved and recommends to the stockholders an amendment to increase the number of authorized shares of Common Stock from 900,000,000 shares to 2,000,000,000 shares (the “Authorized Shares Amendment”).

The proposed form of amendment to our Certificate of Incorporation to effect the Authorized Shares Amendment is attached as Appendix A to this Proxy Statement.

Following the increase in authorized shares as contemplated in the Authorized Shares Amendment, 2,000,000,000 shares of Common Stock will be authorized and 50,000,000 shares of Preferred Stock will remain authorized. There will be no changes to the issued and outstanding shares of Common Stock or Preferred Stock.

Reasons for the Authorized Shares Amendment

We have been focused on building a stable foundation for the development of our current business and investment in controlling interests in strategic targets in the future (the “Transformation Plan”). In order for our Transformation Plan to succeed, we will need to raise significant additional capital, including through the issuance of securities, and issue a significant number of securities as consideration for the acquisition of controlling interests in strategic targets. In addition, we will require access to additional shares to satisfy obligations to noteholders and holders of outstanding warrants, for compensatory purposes, and to satisfy contractual obligations to various parties, including vendors, financial advisors, and placement agents. If the Authorized Share Amendment is not approved, we will be unable to engage in such activities and we will be limited in our ability to continue to finance the Company or implement the Transformation Plan.

As of the Record Date, [ ] shares of our Common Stock and [ ] shares of Preferred Stock were outstanding and the following additional share amounts were potentially issuable (collectively, the “Issuable Shares”):

•
[ ] shares issuable upon [ ];
•
[ ] shares issuable upon the exercise or vesting of compensatory equity awards;
•
[ ] shares issuable upon conversion of Preferred Stock;
•
[ ] shares issuable upon exercise of outstanding warrants (including the Warrants);
•
6,086,957 shares issuable in connection with the Financial Support and Acknowledgement Agreement between the Company, Alessandro Zamboni and S.F.E Equity Investments S.a.r.l (“SFE EI”);
•
[ ] shares issuable upon conversion of outstanding convertible notes; and
•
[ ] shares issuable for consulting services.

Based on our issued and outstanding shares of Common Stock and Issuable Shares, as of the Record Date, we had [ ] shares of Common Stock remaining available for issuance in the future. Accordingly, amending the Certificate of Incorporation to increase the authorized number of shares of our Common Stock from 900,000,000 shares to 2,000,000,000 shares would allow us sufficient flexibility to issue the Issuable Shares and to issue additional shares of Common Stock to meet the future needs of the Company and implement the Transformation Plan.

Our issuance of additional shares of Common Stock or other securities convertible into shares of our Common Stock in the future will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock and will increase the number of the Company’s outstanding shares, which could depress the market price of our Common Stock. The increase in the authorized number of shares of Common Stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in the authorized number of shares of Common Stock is not being proposed in response to any known threat to acquire control of the Company.

Current Plans, Proposals or Arrangements to Issue Shares of Common Stock

We plan to issue shares of Common Stock in the transactions described in this Proxy Statement, to the extent such transactions are approved by our stockholders. Because we continue to operate at a significant loss, we will also need to issue securities for general working capital purposes. In addition, as previously disclosed, we may issue a significant amount of Common Stock (or securities convertible into Common Stock) as consideration for acquisitions of controlling interests in strategic targets as part of our Transformation Plan, to the extent such transactions receive required regulatory and stockholder approvals. Following are examples of the types of investments we are currently pursuing.

An important component of our Transformation Plan includes our acquiring a controlling interest in Tekne S.p.A. (“Tekne”), a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems. The parties have established a “Contratto di Rete” (the “Network Contract”), which is a specific form of joint-venture contractual agreement under Italian law, and we have acquired an initial 2.9% ownership interest in Tekne and provided financial support to Tekne in the form of (i) a EUR 13 million loan, convertible into Tekne stock following receipt of certain regulatory approvals, and (ii) an inventory monetization program administered through Supply@ME (SYME). Following obtaining approvals required by the Italian government, we intend to acquire approximately 70% of Tekne.

Our Transformation Plan also includes our acquiring all of the ownership interests in Orbit S.r.l. (“Orbit”), formerly known as 1AF2 S.r.l., an Italian software company specializing in digitalizing operational resilience solutions for mission-critical corporations, which is wholly-owned by the Company’s Executive Chairman and Co-CEO. On October 31, 2025, we, our subsidiary, Nuburu Defense, LLC (“Nuburu Defense”), Alessandro Zamboni, and Vanguard Holdings S.r.l. (“Vanguard”), a newly-formed Italian limited liability company wholly owned by Alessandro Zamboni, entered into a Sale, Purchase and Investment Agreement (the “Orbit Agreement”) for the sale of all of the ownership interests in Orbit to Nuburu Defense for an aggregate purchase price of $12.5 million, consisting of $3.75 million in cash and $8.75 million in preferred securities (the “Orbit Acquisition”). Nuburu Defense is also making up to a $5.0 million equity investment in Orbit (the “Equity Infusion”), the proceeds of which are anticipated to provide working and growth capital for Orbit. We agreed to consummate the transaction in tranches, with the final tranche closing no later than October 7, 2028. We have completed two tranches of the Equity Infusion, resulting in our ownership of approximately 22% of the outstanding equity ownership of Orbit.

On January 15, 2026, we completed our acquisition of Lyocon S.r.l. (“Lyocon”), an Italian laser-engineering and photonics company specializing in advanced laser sources, precision optical systems and customized laser platforms. We paid $2.0 million in consideration to the owners of Lyocon (the “Lyocon Sellers”), including (i) $750,000 in cash to the Lyocon Sellers on the closing date and (ii) a subordinated convertible note (each, a “Convertible Note”) in the principal amount of $625,000 to each of the two Lyocon Sellers with a maturity date of July 15, 2026. We also agreed to provide funding of $1,000,000 in the form of loans or capital contributions, at the Company’s election, for the ongoing Lyocon operations, of which $500,000 was paid on the closing date, $250,000 is due within 12 months of the closing date and the remaining $250,000 is due within 24 months of the closing date, but not later than December 31, 2027. The Lyocon Sellers are employed as managers of Lyocon following the closing.

We are not seeking specific stockholder approval of the transactions involving Tekne, Orbit, or Lyocon at this time and are including the description of these strategic investments as examples of transactions that we have previously disclosed and are pursuing in connection with our Transformation Plan.

Following the effectiveness of the Authorized Shares Amendment, we may explore additional financing opportunities or strategic transactions that could require the issuance of additional shares of Common Stock.

Effects of the Authorized Shares Amendment

Following the filing of the Authorized Shares Amendment with the Secretary of State of the State of Delaware, we will have the authority to issue up to an additional 1,100,000,000 shares of Common Stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our Board. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

The Authorized Shares Amendment will not change the number of shares of Common Stock issued and outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our Common Stock. To the extent we also implement a reverse stock split without proportionately reducing the authorized shares, such reverse stock split would effectively increase the authorized shares available to the Company.

Advantages and Disadvantages of Increasing the Number of Authorized Shares of Common Stock

There are certain advantages and disadvantages to increasing the Company’s authorized Common Stock.

The advantages include:

•
the ability to raise capital by issuing securities in connection with future financing transactions;
•
having shares of Common Stock available to pursue our Transformation Plan and additional business expansion opportunities;
•
the ability to settle outstanding debt and other obligations through the issuance of shares of Common Stock; and
•
the ability to compensate directors, officers, contractual counterparties, and strategic advisors with equity.

The disadvantages include:

•
in the event that additional shares of Common Stock are issued, in certain cases, dilution to the existing stockholders, including a decrease in our net income per share in future periods, which could cause the market price of our stock to decline; and
•
that the issuance of additional stock could deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.

Procedure for Implementing the Amendment

The Authorized Shares Amendment will become effective upon the filing, or such later time as specified in the filing, with the Secretary of State of the State of Delaware. The form of the Authorized Shares Amendment is attached hereto as Appendix A. The exact timing of the filing of the Authorized Shares Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 900,000,000 SHARES TO 2,000,000,000 SHARES

PROPOSAL NO. 3 – To approve an amendment to the Company’s Certificate of Incorporation, and authorize the BOARD, to effect ONE OR MORE reverse stock splitS

Our Board has approved and recommends that the stockholders grant the Board the authority to file an amendment (the “Reverse Split Amendment”) to the Certificate of Incorporation, to effect a reverse stock split (the “Reverse Stock Split”) at any ratio at the Board’s discretion up to the maximum permitted by the NYSE American (or other applicable stock exchange) at any time, and including multiple splits, during the 12-months following approval of this proposal. Pursuant to the proposed Reverse Split Amendment, the form of which is attached to this proxy statement as Appendix B, no changes will be made to the total number of shares of Common Stock authorized for issuance under the Certificate of Incorporation.

Purposes and Effect of the Reverse Split Amendment

The Board has determined that it is in the best interests of the Company and its stockholders to implement one or more Reverse Stock Splits in order to comply with the NYSE American (or other applicable stock exchange) continued listing standards. The Board believes that approval of a proposal providing the Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board flexibility to set the ratio in accordance with current market conditions and therefore allow the Board to act in the best interests of the Company and its stockholders. The Board is seeking approval to implement one or more reserve stock splits, during the 12-months following approval, based on the best interests of the Company. The Reverse Stock Split proposal is not part of a going-private transaction.

Implementing one or more Reverse Stock Splits will help us comply with the NYSE American (or other applicable stock exchange) continued listing standards, improve our capital structure, which we believe will facilitate further potential business and financing transactions, increase the trading price of our Common Stock and provide us with greater liquidity and a stronger investor base.

Our Common Stock is listed on the NYSE American. Under NYSE American rules, a stock split ratio may not be at or exceed 1-for-200 during a two-year period. On July 23, 2024, we effected a reverse stock split of our Common Stock at a ratio of 1-for-40. As a result, we are currently limited to implementing less than a 1-for-5 reverse stock split until July 24, 2026. If we determine to move our listing from NYSE American to Nasdaq, we may be able to implement additional reverse stock splits in order to continue to meet applicable listing standards.

Any Reverse Stock Split would decrease the total number of shares of our Common Stock outstanding and should, absent other factors, proportionately increase the market price of our Common Stock to a level above the minimum price for continued listing standard under NYSE American rules. Therefore, the Board believes that the Reverse Stock Split is an effective means for us to maintain compliance with applicable minimum price continued listing standards.

After one or more Reverse Stock Splits are effected, if at all, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). By itself, a Reverse Stock Split will not have any impact on the market in which our Common Stock is traded; however, our Common Stock would be identified with a new CUSIP number following any Reverse Stock Split.

Certain Risks Associated with a Reverse Stock Split

The effect of a Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, while we expect that a Reverse Stock Split will result in an increase in the per share price of our Common Stock, there can be no assurance that the market price of our Common Stock immediately after a Reverse Stock Split will be maintained for any period of time. This will depend on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.

Even if an increased share price can be maintained, a Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that a Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the continued listing standards of the NYSE American or any other national securities exchange. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that the Reverse Split Amendment will not adversely impact the market price of our Common Stock.

In addition, although we believe a Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long-term investors or that the liquidity of our Common Stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Stockholders should recognize that if a Reverse Stock Split is effected, they will own a proportionally smaller number of shares than they currently own. Therefore, if the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

However, the Board has determined that these negative factors are outweighed by the potential benefits.

Mechanics of the Reverse Stock Split

No Fractional Shares

Stockholders will not receive fractional shares of Common Stock in connection with a Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive cash or such additional fraction of a share of Common Stock as is necessary to increase the fractional share to which they were entitled to a full share, as determined by the Company.

Effect on Stock Options, Outstanding Preferred Stock, and Warrants

•
The per share exercise price of any outstanding stock options would be increased proportionately, and the number of shares issuable under outstanding stock options and all other outstanding equity-based awards would be reduced proportionately;
•
There will be no change to the number of outstanding or authorized shares of Preferred Stock; however, the number of shares into which such Preferred Stock may be converted will be proportionately adjusted as provided in the terms of the Preferred Stock;
•
The number of shares of Common Stock authorized for future issuance under our stock incentive plans would be proportionately reduced and other similar adjustments would be made under the stock incentive plans to reflect the Reverse Stock Split; and
•
The exercise, exchange or conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into shares of our Common Stock would be proportionately adjusted and the number of shares of Common Stock issuable upon such exercise, exchange or conversion would be proportionately adjusted.

The table below provides examples of a Reverse Stock Split at various ratios between 50-for-1 and 200-for-1:

Shares Outstanding as of February 11, 2026	Reverse Stock Split Ratio	Shares Outstanding After Reverse Stock Split(1)	Reduction in Shares Outstanding
[ ]	50-for-1	[ ]	[ ]
	100-for-1	[ ]	[ ]
	150-for-1	[ ]	[ ]
	200-for-1	[ ]	[ ]

(1)
Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive cash or such additional fraction of a share of Common Stock as is necessary to increase the fractional share to which they were entitled to a full share, in the discretion of the Company. Thus, the amounts of shares outstanding calculated herein are estimates and the exact amounts cannot currently be determined.

A Reverse Stock Split will affect all holders of the Company’s Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of the Company’s Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Stock Split.

A Reverse Stock Split will not affect total stockholders’ equity on the Company’s balance sheet. As a result of the Reverse Stock Split, the stated capital component attributable to the Company’s Common Stock will be reduced in accordance with the range selected by the Board, and the additional paid-in capital component will be increased by the amount by which the Common Stock is reduced. Amounts for earnings (loss) per share of Common Stock will be restated for the effects of the Reverse Stock Split and will be higher than the previously disclosed amounts because there will be fewer shares of the Common Stock outstanding.

Authorized Shares of Common Stock

Because the number of authorized shares of Common Stock may not be reduced proportionately, a Reverse Stock Split could increase the ability of the Board to issue authorized and unissued shares without further stockholder action. As we have previously disclosed, the development of our business and implementation of our Transformation Plan will require substantial additional capital and will depend on our ability to raise additional funding, which would include fundraising transactions that involve the issuance of shares of Common Stock or securities convertible into or exercisable for Common Stock.

Appraisal Rights

Under the Delaware General Corporation Law (the “DGCL”), our stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split described in this Proposal No. 3.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all the potential U.S. federal income tax consequences, and does not describe any state, local, non-U.S., estate, gift, or other tax consequences, of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code (the “Code”), current, temporary and proposed Treasury regulations and judicial and administrative decisions and rulings as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretations. This discussion is limited to U.S. holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder’s particular circumstances or to persons subject to special treatment under U.S. federal income tax laws, including, without limitation, banks and other financial institutions, insurance companies, mutual funds, regulated investment companies, real estate investment trusts, cooperatives, tax-exempt organizations, brokers, dealers or traders in securities, persons holding shares of our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment, persons who hold our Common Stock as qualified small business stock within the meaning of Section 1202 of the Code, persons that actually or constructively own 5% or more of the voting power, or 5% or more of the total value, of our Common Stock, U.S. expatriates, U.S. holders whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, non-U.S. persons, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes (or holders of interests in such entities or arrangements), and persons who hold our Common Stock pursuant to the exercise of any employee stock option or otherwise received our Common Stock as compensation. No ruling from the IRS or opinion of counsel will be sought with respect to the U.S. federal income tax consequences described below, and no assurance can be given that the IRS will not take a contrary position to the U.S. federal income tax consequences described below or that any such contrary position will not be sustained by a court.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including, for this purpose, any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Accordingly, a holder of our Common Stock that is a partnership, and the partners in such partnership, should consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The federal income tax consequences of the Reverse Stock Split to a U.S. holder may depend upon whether such U.S. holder receives solely a reduced number of shares of Common Stock in exchange for its old shares of Common Stock or whether such U.S. holder also receives an additional fraction of a share of Common Stock (a “Round-Up Fractional Share”) as is necessary to increase the fractional share the U.S. holder would have received to a full share.

Subject to the discussion below addressing the receipt by certain U.S. holders of a Round-Up Fractional Share, the Company believes that the Reverse Stock Split should constitute a recapitalization pursuant to Section 368(a)(1)(E) of the Code and/or a tax-deferred exchange pursuant to Section 1036 of the Code. A U.S. holder should not recognize gain or loss for federal income tax purposes as a result of the Reverse Stock Split. Such U.S. holder’s aggregate basis in the reduced number of shares of Common Stock should equal the U.S. holder’s aggregate basis in its old shares of Common Stock and such U.S. holder’s holding period in the reduced number of shares should include its holding period in its old shares exchanged therefor. U.S. holders that have acquired different blocks of our Common Stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate tax basis among, and the holding period of, any shares of our Common Stock received in connection with the Reverse Stock Split.

The federal income tax treatment to U.S. holders who receive a Round-Up Fractional Share is unclear. A U.S. holder who receives one whole share of the Company’s Common Stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any U.S. holder, and U.S. holders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the Reverse Stock Split, including the basis and holding period of any such Round-Up Fractional Share.

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

THE DISCUSSION SET FORTH ABOVE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME, STATE, LOCAL, OR NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. ALL HOLDERS OF THE COMPANY COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, NON-U.S. AND OTHER TAX LAWS.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FORM OF REVERSE STOCK SPLIT amendment and authorizATION OF the BOARD to effect ONE OR MORE reverse stock splitS

PROPOSAL NO. 4 – TO APPROVE THE ISSUANCE OF UP TO $100 MILLION OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES MAY BE OFFERED MAY BE EQUIVALENT TO A DISCOUNT OF UP TO 30% TO THE MARKET PRICE OF THE COMPANY’S COMMON STOCK

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances.

We may seek to raise additional capital to implement our business strategy, pay vendors and service providers, extinguish outstanding trade payables and liabilities incurred in the ordinary course, or enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that may require stockholder approval under NYSE American rules, we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop.

We are asking our stockholders to approve the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more non-public transactions (including without limitation private placements of debt or equity securities for cash, private placements of debt or equity securities for services, securities exchange agreements intended to restructure or repay outstanding obligations or liabilities (including overdue trade payables), issuances exempt from registration pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act in connection with financing transactions intended to extinguish outstanding obligations, including outstanding trade payables and liabilities incurred in the ordinary course, subject to the following limitations:

•
the total aggregate consideration for securities we issue will not exceed $100 million (or [ ] shares of Common Stock issued directly or on conversion of a convertible security, assuming the closing price as of February 11, 2026 and applying a 30% discount);
•
the maximum discount at which securities (which may consist of shares of Common Stock or debt or equity securities convertible into Common Stock, and accompanying warrants for the issuance of additional shares of Common Stock) will be equivalent to no more than a discount of 30% to the market price of our Common Stock at the date of issuance; and
•
such other terms as our Board deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

In accordance with NYSE American rules, the authorization provided by stockholders pursuant to this proposal will expire 90 days after the date of approval by stockholders.

The issuance of shares of our Common Stock, or other debt or equity securities convertible into shares of our Common Stock, in accordance with any offerings will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock and will increase the number of the Company’s outstanding shares, which could depress the market price of our Common Stock. Existing stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock.

The issuance of shares of Common Stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction that may otherwise be beneficial to stockholders.

Our Board has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than $100 million worth of shares of Common Stock in the aggregate pursuant to the authority requested from stockholders under this proposal. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Common Stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings would be until such offerings are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $100 million and the maximum number of shares of Common Stock issuable (directly or on conversion of a convertible security) will not exceed [ ] shares of Common Stock.

We expect the net proceeds of offerings will be used, directly or indirectly, to implement our business strategy, pay (directly or indirectly) vendors and service providers, extinguish outstanding obligations, liabilities, and trade payables, and for other general working capital purposes.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO $100 MILLION OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES MAY BE OFFERED MAY BE EQUIVALENT TO A DISCOUNT OF UP TO 30% TO THE MARKET PRICE OF THE COMPANY’S COMMON STOCK

PROPOSAL NO. 5 – TO APPROVE THE ISSUANCE OF 6,086,957 SHARES OF COMMON STOCK TO S.F.E. EQUITY INVESTMENTS S.A.R.L.

On January 13, 2025, we entered into a letter agreement with SFE EI, pursuant to which SFE EI agreed to commit capital to finance our operations for the next twelve months pursuant to a Transformation Plan. One of our directors, Matteo Ricchebuono, was the sole administrator of SFE EI until his resignation on November 4, 2025, but had no authority to make investment decisions, nor did he have beneficial ownership interests in SFE EI, which is a securitization vehicle controlled by its owners. While the Company does not believe Mr. Ricchebuono has or had a conflict of interest, it is nonetheless seeking stockholder approval to the extent he may be determined to have a material interest by NYSE.

TCEI Acquisition

On February 19, 2025, we entered into a commitment letter (the “Trumar Agreement”) with Trumar Capital LLC (“Trumar”) to acquire, through the acquisition of 100% of the interests in TCEI S.a.r.l. (“TCEI”), a wholly-owned subsidiary of Trumar formed to facilitate the transaction (“TCEI Acquisition”), a controlling interest in Tekne and Orbit. The anticipated investments were expected to occur in stages. For the first stage, which was completed in March 2025, we purchased a 20% ownership interest in TCEI for an aggregate price of $1.5 million in cash plus $23.5 million in a note payable. For the second stage, we had planned to purchase the remaining 80% ownership interest in TCEI, which would have required us to issue Common Stock in excess of 19.9% of our outstanding Common Stock as part of the purchase price.

In connection with obtaining certain regulatory approvals necessary for TCEI to consummate its acquisition of Tekne, TCEI was required to provide certain financial assurances with respect to the ongoing financing of Tekne, including the deposit of $4.2 million in assets in an escrow account (the “Financial Assurances”). In March 2025, on behalf of TCEI and us, SFE EI transferred to the designated escrow account the $4.2 million of assets necessary to satisfy the Financial Assurances requirement. In consideration for SFE EI’s providing the Financial Assurances, we agreed to issue 6,086,957 shares of our Common Stock (the “Escrow Shares”) to SFE EI pursuant to a Financial Support and Acknowledgement Agreement, effective as of April 30, 2025 (the “SFE EI Agreement”), among us, Alessandro Zamboni, and SFE.

Because certain conditions were not satisfied by July 31, 2025, the Trumar Agreement expired on its own terms as of July 31, 2025, the note payable for $23.5 million was canceled, and we no longer own an equity interest in TCEI.

Acquisition of 2.9% Tekne Interest

On January 13, 2026, we entered into a Share Transfer and Shareholder Convertible Loan Agreement (the “Tekne Purchase Agreement”), with Mr. D’Arrezzo, Carlo Ulacco, and Andrea Lodi, the shareholders of Tekne (collectively, the “Shareholders”), pursuant to which we obtained a 2.9% interest in Tekne from Mr. D’Arrezzo. Under the Tekne Purchase Agreement, Mr. D’Arrezzo agreed to sell a 2.9% interest in Tekne to the Company or its subsidiary, in exchange for the issuance of a Subordinated Convertible Note in the principal amount of $1,740,000 (the “Tekne Note”) by the Company to Mr. D’Arrezzo. The Tekne Note may be converted into 6,960,000 shares of Common Stock at a fixed conversion price of $0.25 per share of Common Stock. The Tekne Note has a maturity date of January 31, 2027, bears no interest except in the event of a default, and may not be repaid or redeemed in cash. The Tekne Note may either be converted into shares of Common Stock following the receipt of the Italian government regulatory approvals required to approve the acquisition by the Company of a controlling interest in Tekne, or the Tekne Note will be automatically extinguished upon the exercise of put and call options for the required transfer of the 2.9% interest in Tekne from the Company back to Mr. D’Arrezzo, if the required regulatory approvals are not obtained. The Financial Assurances provided by SFE EI remain in place in support of our obligations to Tekne. As a result, it is necessary for us to issue the Escrow Shares to SFE EI pursuant to the SFE EI Agreement.

Reasons for Requesting Stockholder Approval

Our Board has adopted a Related Person Transactions Policy, pursuant to which our Audit Committee will review transactions in which we are a participant involving an amount that exceeds $120,000, in which any “related person” has a material interest. Under the policy, a related person is “any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.” While we do not believe that our issuance of the Escrow Shares to SFE EI was or is a related party transaction, we are seeking stockholder approval of the issuance of the Escrow Shares to SFE EI out of an abundance of caution and to ensure that we are in compliance with the rules of the NYSE American.

Our Audit Committee and Board have reviewed the terms of the SFE EI Agreement and determined that the transaction, including the issuance of the Escrow Shares to SFE EI, is fair to the Company and is in the best interests of the Company and its stockholders because it is critical to our Transformation Plan that we obtain a controlling interest in Tekne. The Financial Assurances provided by SFE EI serve as security for our obligations with respect to Tekne.

Possible Effects of Disapproval of this Proposal

If we fail to obtain the approval of our stockholders to issue the Escrow Shares to SFE EI, we may need to issue another form of collateral as security for performance of our obligations to Tekne. If SFE EI ceases to provide the Financial Assurances on our behalf, it may jeopardize our plans to acquire a controlling interest in Tekne, which is critical to our Transformation Plan.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ISSUANCE OF 6,086,957 SHARES OF COMMON STOCK TO S.F.E. EQUITY INVESTMENTS S.A.R.L.

PROPOSAL NO. 6 – TO APPROVE THE ISSUANCE OF 50,000,000 SHARES OF COMMON STOCK TO A RELATED PARTY IN EXCHANGE FOR ACQUIRING THE REMAINING EQUITY INTERESTS IN ORBIT S.R.L.

Under NYSE Rule 312.03(b), stockholder approval is required for transactions with related parties when such transactions will result in the issuance of greater than 1% of an issuer’s common stock or voting power, or where a related party has a 5% or greater interest in the assets of the company being acquired and the issuance increases the outstanding common stock or voting power by 5% or more, or where the consideration being paid is deemed to involve equity compensation (for example, when issuances are at a discount to market price). Since Orbit is wholly owned by Alessandro Zamboni, our Executive Chairman and Co-Chief Executive Officer, indirectly through Vanguard, the Orbit Acquisition and issuance of the Orbit Equity Consideration (defined below) constitutes a related party transaction under U.S. securities laws and NYSE rules and, as a result, the Orbit Acquisition has been reviewed and approved by our independent directors and is being submitted to our stockholders for approval. Further, pursuant to the Orbit Agreement, we agreed to hold a stockholders’ meeting by no later than July 31, 2026 to seek approval of the Orbit Acquisition. The Orbit Acquisition would not result in the issuance of 20% or more of our Common Stock, nor is it otherwise considered to be the acquisition of a significant business.

Background

On October 31, 2025, we, our wholly-owned subsidiary, Nuburu Defense, Alessandro Zamboni, and Vanguard entered into a Sale, Purchase and Investment Agreement (the “Orbit Agreement”) for the sale of all of the ownership interests in Orbit to Nuburu Defense in a series of tranches, with the final tranche closing no later than December 31, 2026 (the “Orbit Acquisition”). Nuburu Defense will acquire all outstanding capital stock of Orbit from Vanguard for an aggregate purchase price of $12.5 million, consisting of $3.75 million in cash, which has already been advanced, and $8.75 million in securities, which remains subject to stockholder approval (collectively, the “Orbit Consideration”). The Orbit Consideration was based in part on a third-party valuation of Orbit, with approximately $11 million being the high-end of the range, adjusted to take into account the risk associated with a significant portion of the purchase price being paid through the issuance of securities. In addition to acquiring Orbit in series of tranches, pursuant to the Orbit Agreement, Nuburu Defense is making up to a $5.0 million equity investment in Orbit (the “Equity Infusion”), the proceeds of which are anticipated to provide working and growth capital (including for the repayment of payables incurred in the ordinary course of business) for Orbit.

Under the Orbit Agreement, we agreed to consummate the Equity Infusion in tranches, with the final tranche closing no later than October 7, 2028. We paid $1.5 million of the Equity Infusion amount in connection with the signing of the binding letter of intent for the Orbit Acquisition, dated October 6, 2025. Effective as of January 15, 2026, we closed on a second tranche of the Equity Infusion of $2 million. Because we, through Nuburu Defense, now own approximately 22% of Orbit, the Board of Directors of Orbit has been reconstituted and is now comprised of Mr. Zamboni (Chairman and Executive Director), Mr. Barisoni, and Anthony D. Sinnott.

Subject to obtaining stockholder approval as required by NYSE and the terms of the Orbit Agreement, we agreed to pay the non-cash portion of the Orbit Consideration in the amount of $8.75 million, by December 31, 2026, in the form of convertible preferred shares. Effective as of February 3, 2026, the parties to the Orbit Agreement agreed to issue 50,000,000 shares of Common Stock in lieu of the obligation to issue preferred shares (the “Orbit Equity Consideration”). As of October 31, 2025, the date of the execution of the binding agreement to acquire Orbit, the Orbit Equity Consideration would have represented approximately 11% of our outstanding Common Stock; as of the Record Date, the Orbit Equity Consideration would have represented approximately 9% of our outstanding Common Stock.

Reasons for the Acquisition

We believe that the acquisition of Orbit represents a core and foundational step in the execution of the Company’s transformation into a fully integrated Defense & Security Platform company, with a distinct dual-use strategy spanning defense, security, and regulated civilian critical-infrastructure sectors. The Company’s strategic repositioning is centered on the convergence of non-kinetic hardware technologies (directed energy and electronic warfare) with a software-centric command, control, and orchestration layer capable of operating across both military and civilian environments.

Orbit provides the software backbone of this strategy. Its platform digitalizes operational resilience, business continuity, crisis management, and decision-support workflows for mission-critical organizations. These capabilities are already validated in regulated civilian sectors, particularly financial services and public-sector infrastructure in Italy, where operational resilience is a regulatory obligation rather than a discretionary investment.

Orbit’s existing customer base includes more than a dozen European financial institutions, infrastructure operators, and public-sector entities, operating across banking, payments, transportation, and regional public administration. These organizations operate under some of the highest resilience, continuity, and governance standards in Europe, driven by supervisory expectations from regulators and central authorities.

The Board considers this customer profile strategically significant because the financial-services and regulated-infrastructure sectors have historically functioned as regulatory “first movers.” Frameworks such as the EU Digital Operational Resilience Act (DORA), the revised Network and Information Security Directive (NIS2), and parallel UK regimes are now extending resilience, cyber-security, and continuity requirements well beyond financial institutions to a broader range of critical sectors, including energy, transportation, telecommunications, public administration, defense-adjacent infrastructure, and technology providers.

In this context, Orbit’s platform—already adopted by institutions subject to stringent regulatory scrutiny—serves as a reference architecture for compliance-driven resilience across multiple sectors. The Board believes that these civilian, regulation-led use cases directly inform and reinforce Orbit’s applicability to defense and security environments, where mission assurance, continuity of operations, auditability, and command discipline are equally critical.

From a strategic perspective, full ownership of Orbit enables us to:

•
Execute a coherent dual-use strategy, leveraging a single software platform across defense, security, and regulated civilian markets, while maintaining compliance with applicable regulatory and export-control regimes.
•
Anchor our Defense & Security Platform in a software layer that has already been proven in production with regulated civilian clients, reducing execution risk relative to purely conceptual or defense-only software solutions.
•
Position ourselves to benefit from regulatory expansion in Europe and the UK, where resilience obligations are becoming mandatory across an increasing number of sectors, creating sustained demand for software-based orchestration, monitoring, and governance solutions.
•
Enable cross-sector knowledge transfer, whereby best practices developed in financial services and public-sector resilience—such as testing, audit trails, escalation workflows, and supervisory reporting—can be adapted to defense, security, and critical-infrastructure protection scenarios.
•
Strengthen our competitive positioning as a platform integrator capable of serving both defense customers and regulated civilian operators with a common, software-orchestrated architecture, rather than as a niche hardware supplier.

The Board’s independent directors reviewed the transaction structure, strategic rationale, dual-use positioning, and valuation parameters, and determined that completing the acquisition of the remaining equity interests in Orbit is in the best interests of the Company and its stockholders, given Orbit’s central role in our long-term platform strategy and its ability to address converging defense and civilian resilience requirements.

Financial Impact of the Orbit Acquisition

Fiscal year 2025 represented a deliberate turnaround and transition period for Orbit. During the year, Orbit completed the acquisition of a spin-off of the legacy RegTech Open Project Plc business and refocused its activities exclusively on operational resilience, business continuity, and mission-critical decision-support solutions. Management intentionally prioritized the stabilization and renewal of the existing portfolio of software subscriptions and maintenance contracts, creating a resilient recurring-revenue base intended to support cross-selling, functional expansion, and contract upsizing beginning in 2026.

In parallel, 2025 investments were directed toward building the organizational and technological foundations required for future growth, including the definition of a multi-year product roadmap aligned with emerging regulatory frameworks (including DORA, NIS2, and comparable UK regimes), modernization of the platform through cloud-native architectures and data-driven and artificial-intelligence-enabled capabilities, and targeted senior hires, including a new Chief Technology Officer and strengthened sales leadership.

As a result, Orbit’s 2025 financial results reflect a planned investment phase, rather than steady-state operating economics. The Board believes these actions materially reduced structural risk and positioned the business for revenue acceleration and operating leverage in subsequent periods.

Selected Key Performance Indicators – Fiscal Year 2025 (Unaudited)

For the fiscal year ended December 31, 2025, the Board considered the following high-level indicators for Orbit, prepared on an unaudited U.S. GAAP basis:

•
Revenue: €336,551;
•
Income/(Loss) from operations: €(1,374,674), reflecting the intentional front-loaded investment in platform refocusing, product development, technology modernization, and organizational build-out;
•
Net loss: €(212,486), reflecting the effect of non-operating items and capital structure dynamics, and demonstrating a materially reduced bottom-line loss profile following the 2025 turnaround actions;
•
Total assets: €3,874,440, primarily comprising current assets, goodwill arising from the business spin-off, operating lease right-of-use assets, and deferred tax assets;
•
Net asset value (stockholders’ equity/(deficit)): €(2,314,807) at year-end, reflecting accumulated historical losses and the impact of the 2025 reorganization, partially offset by capital contributions completed during the year.

These indicators are presented solely to illustrate the scale, financial position, and transitional nature of Orbit’s operations during 2025 and should not be viewed as indicative of future performance.

Reasons for Requesting Stockholder Approval

We are seeking stockholder approval of this issuance of securities as required under NYSE rules because Mr. Zamboni, our Executive Chairman and Co-Chief Executive Officer, is the sole owner of Vanguard. In addition, under the Orbit Agreement, we are required to take all necessary actions to hold a stockholders’ meeting by July 31, 2026 to obtain approval of the issuance of the Orbit Equity Consideration.

Possible Effects of Disapproval of this Proposal

Under the terms of the Orbit Agreement, if stockholder approval is not obtained for this proposal, the parties must cooperate in good faith and use their best efforts to implement an alternative solution that enables us to pay the Orbit Consideration in kind by issuing and assigning to Vanguard securities or other equivalent or similar financial instruments of the Company. As a result, if we do not obtain stockholder approval for this proposal, we will seek to renegotiate the terms of any securities that we may be required to issue under the Orbit Agreement.

Issuance of the Orbit Consideration is a closing condition for the Orbit Acquisition. If we do not receive the approval contemplated in this proposal, we will not be able to satisfy all conditions to close the Orbit Acquisition. If we are unable to acquire the remaining equity interests in Orbit, this will negatively impact our Transformation Plan.

In the event that this proposal is not approved by our stockholders, we will include a similar proposal in our definitive proxy statement on Schedule 14A in connection with our 2026 annual meeting of stockholders.

Interests of Certain Persons

When you consider the Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, our Executive Chairman and Co-Chief Executive Officer is a party to the transactions and is the sole owner of Vanguard, which will be receiving the Orbit Consideration.

Potential Adverse Effects

If our stockholders vote to approve this proposal, the issuance of shares of our Common Stock will have a dilutive effect on current stockholders, in that the percentage ownership of the Company held by such other current stockholders will decline as a result of the issuance of such Common Stock. The issuance of such Common Stock will also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could cause prevailing market prices for our Common Stock to decline. The resale into the public market of these shares could materially and adversely affect the market price of the Common Stock. The sale of the shares, or the perception that such sales may occur, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock.

If this proposal is approved, the issuance of the Orbit Equity Consideration could have an anti-takeover effect because such issuance would make it more difficult for, or discourage an attempt by, a party to obtain control of our Company by tender offer or other means. The issuance of the Common Stock will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of our Company, and dilute the interest of a party attempting to obtain control of our Company. The Board does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of our Company by any means.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF 50,000,000 SHARES OF COMMON STOCK TO A RELATED PARTY IN EXCHANGE FOR ACQUIRING THE REMAINING EQUITY INTERESTS IN ORBIT S.R.L.

PROPOSAL NO. 7 – To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum (the “adjournment proposal”)

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the other proposals, or to establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposals or to establish a quorum.

Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of February 11, 2026 (the “Ownership Date”), by:

•
each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;
•
each of the Company’s named executive officers and directors; and
•
all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Common Stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of the Ownership Date, and RSUs and performance share awards that vest within 60 days of the Ownership Date, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by named executive officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC.

Percentage ownership of our Common Stock in the table below is based on [ ] shares of our Common Stock issued and outstanding on February 11, 2026. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 44 Cook Street, Suite 100, Denver, CO 80206.

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
The Vanguard Group (1)	[ ]	[ ]	[ ]	[ ]
Named Executive Officers and Directors:
Alessandro Zamboni (2)	[ ]	[ ]	[ ]	[ ]
Dario Barisoni (3)	[ ]	[ ]	[ ]	[ ]
Brian Knaley (4)	[ ]	[ ]	[ ]	*
Brian Faircloth (5)	[ ]	[ ]	[ ]	*
Matteo Ricchebuono (6)	[ ]	[ ]	[ ]	*
Shawn Taylor (7)	[ ]	[ ]	[ ]	*
Common Stock all directors and executive officers own as a group (4 persons)				*

* Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1)
According to a Schedule 13G filed by The Vanguard Group on January 30, 2026, The Vanguard Group may be deemed to be the beneficial owner of a total of 22,050,356 shares, with shared voting power as to 870,364 shares, shared dispositive power as to 22,050,356 shares and sole voting or dispositive power as to zero shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355

(2)
Includes [ ] shares of Common Stock held by Mr. Zamboni, which includes [ ] shares of Common Stock issued upon conversion of certain convertible notes held by Vanguard and The AvantGarde Group ("TAG"), which are wholly-owned by Mr. Zamboni.
(3)
Includes (i) [ ] shares of Common Stock held by Mr. Barisoni, (ii) [ ] shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Barisoni and (iii) [ ] shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to unvested stock option awards held by Mr. Barisoni.
(4)
Includes [ ] shares of Common Stock held by Mr. Knaley.
(5)
Includes (i) [ ] shares of Common Stock held by Mr. Faircloth and (ii) [ ] shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Faircloth.
(6)
Includes (i) [ ] shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Ricchebuono and (ii) [ ] shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to unvested stock option awards held by Mr. Ricchebuono.
(7)
Includes (i) [ ] shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Taylor and (ii) [ ] shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to unvested stock option awards held by Mr. Taylor.

Percentage ownership of our Series A preferred stock (“Preferred Stock”) in the table below is based on [ ] shares of our Preferred Stock issued and outstanding on February 11, 2026. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 44 Cook Street, Suite 100, Denver, CO 80206.

Name of Beneficial Owner	Number of Outstanding Series A Preferred Shares Beneficially Owned	Number of Series A Preferred Shares Exercisable Within 60 Days	Number of Series A Preferred Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	[ ]		[ ]	%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	[ ]		[ ]	%
Eunomia, LP	[ ]		[ ]	%
Named Executive Officers and Directors:
Alessandro Zamboni	-	-	-	-
Dario Barisoni	-	-	-	-
Brian Knaley	-	-	-	-
Brian Faircloth	-	-	-	-
Matteo Ricchebuono	-	-	-	-
Shawn Taylor	-	-	-	-
Series A Preferred Shares all directors and executive officers own as a group (4 persons)	-	-	-	-

* Represents beneficial ownership of less than one percent of our outstanding shares of Preferred Stock.

(1)
Includes (i) 97,409 shares of Preferred Stock held by Anzu Nuburu LLC, (ii) 44,767 shares of Preferred Stock held by Anzu Nuburu II LLC, (iii) 36,937 shares of Preferred Stock held by Anzu Nuburu III LLC, (iv) 244,414 shares of Preferred Stock held by Anzu Nuburu V LLC, (v) 300,000 shares of Preferred Stock held by Anzu Partners LLC, (vi) 121,411 shares of Preferred Stock held by David Seldin, (vii) 24,282 shares of Preferred Stock held by CST Global LLC and (viii) 12,141 shares of Preferred Stock held by Whitney Haring-Smith. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Anzu Investors on November 13, 2023. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the BC Closing during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa Florida 33626.
(2)
Includes 121,205 shares of Preferred Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Wilson-Garling Family Trust uad 9/20/20 on June 13, 2023.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, or notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report, or notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single proxy statement, annual report, or notice of internet availability of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report, or notice of internet availability of proxy materials, you may (1) notify your broker or (2) direct your written request to: Investor Relations, Nuburu, Inc., 44 Cook Street, Suite 100, Denver, CO 80206. Stockholders who currently receive multiple copies of the proxy statement, annual report, or notice of internet availability of proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report, or notice of internet availability of proxy materials promptly to any stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Stockholder Proposals for Director Nominations for 2026 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a‑8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before February 10, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a‑8 regarding the inclusion of stockholder proposals in company‑sponsored proxy materials. Proposals should be addressed to:

Nuburu, Inc.

Attention: Corporate Secretary

44 Cook Street, Suite 100, Denver, CO 80206

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•
no earlier than 8:00 a.m., Mountain Time, on March 11, 2026, and
•
no later than 5:00 p.m., Mountain Time, on April 10, 2026.

In the event that we hold our 2026 annual meeting more than 30 days before or more than 70 days after the one-year anniversary of our 2025 annual meeting, which occurred on July 9, 2025, then such written notice must be received by our corporate secretary at our principal executive offices:

•
no earlier than 8:00 a.m., Mountain Time, on the 120th day prior to the day of our 2026 annual meeting, and
•
no later than 5:00 p.m., Mountain Time, on the later of (i) the 90th day prior to the day of our 2026 annual meeting and (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Universal Proxy Rules

In addition to complying with the advance notice provisions of our bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice that sets forth the information required by and otherwise complies with Rule 14a-19 under the Exchange Act, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting, which will be May 10, 2026 (except that, if the date of the meeting has changed by more than 30 days from such anniversary date, then notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company).

Availability of bylaws

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this proxy statement is delivered, a copy of the documents incorporated by reference into this proxy statement but not delivered with the proxy statement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this proxy statement, at no cost by writing us at the following address: Nuburu, Inc., c/o Co-Chief Executive Officer, 44 Cook Street, Suite 100, Denver, CO 80206.

Appendix A

The Amended and Restated Certificate of Incorporation of the Company is hereby amended by deleting the first paragraph of Section 1 of Article IV and replacing it in its entirety to read as follows:

Section 1. This Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 2,050,000,000 shares, of which 2,000,000,000 shares are Common Stock, $0.0001 par value per share, and 50,000,000 shares are Preferred Stock, $0.0001 par value per share.

A-1

Appendix B

The Amended and Restated Certificate of Incorporation of the Company is hereby amended by adding the following new paragraph immediately below the third paragraph of Section 1 of Article IV:

Reverse Stock Split. Immediately upon the filing and effectiveness (the “2026 Reverse Split Effective Time”) pursuant to the DGCL of this amendment to this Amended and Restated Certificate of Incorporation, each [_________(_)] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the 2026 Reverse Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “2026 Reverse Stock Split”). No fractional shares shall be issued in connection with the 2026 Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate that immediately prior to the 2026 Reverse Split Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. No changes are being made to the number of authorized shares., and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (

B-1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

NUBURU, INC.
44 Cook Street, Suite 100

Denver, CO 80206

SPECIAL MEETING OF STOCKHOLDERS

OF NUBURU, INC.

YOUR VOTE IS IMPORTANT

Important Notice regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 12, 2026.

The stockholder(s) hereby appoint(s) each of Alessandro Zamboni and Dario Barisoni as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of Nuburu, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. MT on March 12, 2026, at Nuburu, Inc.’s corporate headquarters at 44 Cook Street, Suite 100, Denver, CO 80206, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be marked, dated and signed on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL OF THE FOLLOWING PROPOSALS:

	FOR	AGAINST	ABSTAIN

1. To approve, for purposes of complying with the NYSE American listing rules, the issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock in connection with the issuance of warrants in a private placement that closed on December 17, 2025

	☐	☐	☐
2. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 900,000,000 shares to 2,000,000,000 shares	☐	☐	☐
3. To approve an amendment to the Company’s Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect one or more reverse stock splits	☐	☐	☐

4. To approve the issuance of up to $100 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% to the market price of the Company’s common stock

	☐	☐	☐
5. To approve the issuance of 6,086,957 shares of common stock to S.F.E. Equity Investments S.a.r.l.	☐	☐	☐
6. To approve the issuance of 50,000,000 shares of common stock to a related party in exchange for acquiring the remaining equity interests in Orbit S.r.l.	☐	☐	☐

7. To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum

	☐	☐	☐
8. To transact such other business as may properly come before the Special Meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

_____________________________________ ____________________________________

Signature Date Signature (Joint Owners) Date